    EXHIBIT 99.1

Shutterstock Reports Third Quarter 2021 Financial Results
Raises 2021 Full Year Guidance

New York, NY - October 26, 2021 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering full-service solutions, high-quality content, and applications for brands, businesses and media companies, today announced financial results for the third quarter ended September 30, 2021.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “In the third quarter, Shutterstock experienced strong revenue growth bolstered by continued momentum in our Enterprise channel. I am also pleased to announce today the launch of FLEX 25, our first multi-asset eCommerce subscription product.
“With the acquisition of PicMonkey, we have made significant progress towards our strategy of incorporating easy-to-use design and editing tools into our creative platform. Our platform, Creative Flow, brings together a suite of applications powered by creative insights designed to enhance creativity, encourage collaboration and allows customers – from small businesses to global enterprises – to create with confidence.”

Third Quarter 2021 highlights compared to Third Quarter 2020:
    Financial Highlights
•Revenue increased 18% to $194.4 million. On a constant currency basis, revenue increased 17%.
•Income from operations decreased 24% to $22.2 million.
•Net income decreased 29% to $16.0 million.
•Adjusted EBITDA decreased 6% to $44.4 million.
•Diluted EPS decreased by 31% to $0.43 per share.
•Adjusted net income per diluted share decreased by 13% to $0.70 per share.

    Key Operating Metrics
•Subscribers increased 32% to 336,000.
•Subscriber revenue increased 21% to $81.5 million.
•Average revenue per customer, increased 10% to $361.
•Paid downloads increased 2% to 44.3 million.
•Revenue per download increased 11% to $4.20.
•Image collection of approximately 390 million images.
•Footage collection of approximately 23 million clips.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html.

THIRD QUARTER RESULTS
Revenue
Third quarter revenue of $194.4 million increased $29.2 million or 18% as compared to the third quarter of 2020. Revenue generated through our E-commerce sales channel increased 18% as compared to the third quarter of 2020, to $121.7 million, and represented 63% of total revenue in the third quarter of 2021. E-commerce revenue growth was driven by higher subscriber revenue and also benefited from our acquisitions of TurboSquid and PicMonkey, which were completed on February 1, 2021 and September 3, 2021, respectively. Revenue from our Enterprise sales channel increased 17% as compared to the third quarter of 2020, to $72.7 million, and represented 37% of third quarter revenue in 2021. Enterprise revenue growth was driven by billings momentum over the last several quarters, supported by sales execution, and the introduction of new subscription products such as SMB Flex.
On a constant currency basis, revenue increased 17% in the third quarter of 2021 as compared to the third quarter of 2020. On a constant currency basis, E-commerce revenue increased by 18% in the third quarter of 2021, as compared to the third quarter of 2020. On a constant currency basis, Enterprise revenue increased by 15% in the third quarter of 2021, as compared to the third quarter of 2020.

Net income and net income per diluted share
Net income of $16.0 million decreased $6.6 million as compared to $22.6 million for the third quarter in 2020. Net income per diluted share was $0.43, as compared to $0.62 for the same period in 2020. This decrease is due primarily to growth in our operating expenses, driven by increased investment in marketing initiatives including increased performance marketing and brand spending, increased sales commissions and expenditures required to acquire and integrate our third quarter acquisitions. Our higher operating expenses were partially offset by increased revenue.
Adjusted net income per diluted share was $0.70 as compared to $0.80 for the third quarter of 2020, a decrease of $0.10 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $44.4 million for the third quarter of 2021 decreased by $3.0 million, or 6%, as compared to the third quarter of 2020, due primarily to higher operating expenses, partially offset by increased revenue. The adjusted EBITDA margin decreased to 22.8% from 28.7% in the third quarter of 2020.

THIRD QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $110.5 million to $300.6 million at September 30, 2021, as compared with $411.0 million as of June 30, 2021. This decrease was driven by $151.4 million used in investing activities and $12.7 million used in financing activities, partially offset by $54.6 million of net cash provided by our operating activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $109.6 million cash used in the acquisition of PicMonkey, $31.4 million related to the acquisitions of Pattern89, Inc., Datasine Limited and assets from Shotzr, Inc., and $10.3 million related to capital expenditures and content acquisition. Cash used in financing activities consists primarily of $7.7 million related to the payment of the quarterly cash dividend, $4.2 million for the repurchase of common stock under our share repurchase program, and $1.0 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards.
Free cash flow was $44.3 million for the third quarter of 2021, a decrease of $12.7 million from the third quarter of 2020. This change was primarily driven by lower cash flows from operating activities.

QUARTERLY CASH DIVIDEND
During the three and nine months ended September 30, 2021, the Company declared and paid cash dividends of $0.21 and $0.63 per common share, respectively, or $7.7 million and $23.0 million, respectively.
On October 18, 2021, the Board of Directors declared a dividend of $0.21 per share of outstanding common stock, payable on December 16, 2021 to stockholders of record at the close of business on December 2, 2021.

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Subscribers (end of period)(1)	336,000	255,000	336,000	255,000
Subscriber revenue (in millions)(2)	$81.5	$67.6	$236.1	$194.2

Average revenue per customer (last twelve months)(3)	$361	$328	$361	$328
Paid downloads (in millions)(4)	44.3	43.4	135.0	134.2
Revenue per download(5)	$4.20	$3.79	$4.11	$3.60
Content in our collection (end of period, in millions)(6):
Images	390	350	390	350
Footage clips	23	20	23	20
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period excluding customers from our acquisitions of TurboSquid and PicMonkey.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period excluding revenues from our acquisitions of TurboSquid and PicMonkey.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers, excluding revenues from our recent acquisitions of TurboSquid and PicMonkey. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period, excluding customers from our recent acquisitions of TurboSquid and PicMonkey.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2021 GUIDANCE UPDATE
The Company’s revised expectations for the full year 2021 are as follows:
•Revenue of $765 million to $770 million, representing annual growth of 14.75% to 15.5%, an increase from the previous guidance of $740 million to $750 million.
•Adjusted EBITDA of between $185 million to $191 million, an increase from the previous guidance of $175 million to $180 million.
•Adjusted net income per diluted share of between $3.18 to $3.29, an increase from the previous guidance of $2.80 to $2.95 per diluted share.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the year ended December 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its third quarter and full year financial results during a teleconference today, October 26, 2021, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 9774218. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 2, 2021 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 9774218.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is a leading global creative platform offering full-service solutions, high-quality content, and applications for brands, businesses and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, videos, 3D models and music. Working with its growing community of over 1.9 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 390 million images and more than 23 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media; TurboSquid, a leading 3D content marketplace; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the caption “2021 Guidance Update.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2021 (our “2020 Form 10-K”), and in our consolidated financial statements, related notes, and the other information appearing elsewhere in the 2020 Form 10-K, our Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021, and our other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. The forward-looking statements contained in this press release are made only as of the date hereof, and Shutterstock does not intend, and, except as required by law, we undertake no obligation to update any forward-looking statements contained herein after the date of this press release to reflect actual results or future events or circumstances.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$194,439	$165,227	$567,632	$485,742

Operating expenses:
Cost of revenue	69,634	60,331	199,223	193,265
Sales and marketing	54,456	36,655	142,273	114,872
Product development	13,565	10,617	36,289	36,171
General and administrative	34,615	28,277	96,335	83,761
Total operating expenses	172,270	135,880	474,120	428,069
Income from operations	22,169	29,347	93,512	57,673
Other (expense) / income, net	(1,749)	(1,168)	(2,888)	(506)
Income before income taxes	20,420	28,179	90,624	57,167
Provision for income taxes	4,391	5,597	15,627	11,280
Net income	$16,029	$22,582	$74,997	$45,887

Earnings per share
Basic	$0.44	$0.63	$2.05	$1.28
Diluted	$0.43	$0.62	$2.01	$1.27

Weighted average common shares outstanding:
Basic	36,622	35,962	36,510	35,713
Diluted	37,417	36,494	37,285	36,095

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$300,579	$428,574
Accounts receivable, net of allowance of $2,463 and $4,942	45,323	43,846
Prepaid expenses and other current assets	29,774	16,650
Total current assets	375,676	489,070
Property and equipment, net	48,866	50,906
Right-of-use assets	36,194	39,552
Intangibles assets, net	130,196	25,765
Goodwill	219,822	89,413
Deferred tax assets, net	8,721	13,566
Other assets	21,702	21,372
Total assets	$841,177	$729,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,118	$2,442
Accrued expenses	95,043	67,909
Contributor royalties payable	29,516	26,336
Deferred revenue	171,131	149,843
Other liabilities	14,646	10,399
Total current liabilities	315,454	256,929
Deferred tax liability, net	3,193	—
Lease liabilities	38,209	41,620
Other non-current liabilities	9,425	9,170
Total liabilities	366,281	307,719
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,191 and 38,803 shares issued and 36,591 and 36,245 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	392	389
Treasury stock, at cost; 2,600 and 2,558 shares as of September 30, 2021 and December 31, 2020, respectively	(104,885)	(100,027)
Additional paid-in capital	368,320	360,939
Accumulated other comprehensive loss	(9,233)	(7,681)
Retained earnings	220,302	168,305
Total stockholders’ equity	474,896	421,925
Total liabilities and stockholders’ equity	$841,177	$729,644

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,029	$22,582	$74,997	$45,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,488	9,750	33,731	31,120
Deferred taxes	(1,362)	(899)	420	(206)
Non-cash equity-based compensation	8,743	8,285	26,639	17,681
Bad debt expense	(31)	500	182	1,586
Changes in operating assets and liabilities:
Accounts receivable	4,428	144	(1,628)	(3,135)
Prepaid expenses and other current and non-current assets	(5,577)	7,135	(11,469)	7,184
Accounts payable and other current and non-current liabilities	18,280	9,342	24,639	5,297
Long-term incentives related to acquisitions	—	—	—	(7,759)
Contributor royalties payable	(550)	657	1,200	(183)
Deferred revenue	1,194	6,386	13,147	2,753
Net cash provided by operating activities	$54,642	$63,882	$161,858	$100,225

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5,830)	(6,311)	(21,167)	(20,277)
Business combination, net of cash acquired	(109,607)	—	(181,772)	—
Asset acquisitions	(31,440)	—	(31,440)	—
Acquisition of content	(4,494)	(530)	(7,890)	(2,107)
Security deposit (payment) / release	(73)	191	(138)	296
Net cash used in investing activities	$(151,444)	$(6,650)	$(242,407)	$(22,088)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	—	23,153	—	23,153
Purchase of treasury shares	(4,171)	—	(4,171)	—
Proceeds from exercise of stock options	217	—	2,018	629
Cash paid related to settlement of employee taxes related to RSU vesting	(1,044)	(425)	(21,273)	(3,861)
Payment of cash dividend	(7,683)	(6,149)	(23,000)	(18,247)
Net cash (used in) / provided by financing activities	$(12,681)	$16,579	$(46,426)	$1,674

Effect of foreign exchange rate changes on cash	(984)	(1,841)	(1,020)	(2,558)
Net (decrease) / increase in cash, cash equivalents and restricted cash	(110,467)	71,970	(127,995)	77,253

Cash, cash equivalents and restricted cash, beginning of period	411,046	311,157	428,574	305,874
Cash, cash equivalents and restricted cash, end of period	$300,579	$383,127	$300,579	$383,127

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$5,316	$1,840	$14,811	$2,767

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$16,029	$22,582	$74,997	$45,887
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	13,488	9,750	33,731	31,120
Non-cash equity-based compensation	8,743	8,285	26,639	17,681
Other adjustments, net (1)	1,749	1,168	2,888	506
Provision for income taxes	4,391	5,597	15,627	11,280
Adjusted EBITDA	$44,400	$47,382	$153,882	$106,474
Adjusted EBITDA margin	22.8%	28.7%	27.1%	21.9%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$16,029	$22,582	$74,997	$45,887
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	8,743	8,285	26,639	17,681
Tax effect of non-cash equity-based compensation (2)	(2,055)	(1,947)	(6,260)	(4,155)
Acquisition-related amortization expense	4,754	531	7,253	1,613
Tax effect of acquisition-related amortization expense (2)	(1,117)	(125)	(1,704)	(379)
Adjusted net income	$26,354	$29,326	$100,925	$60,647

Net income per diluted share	$0.43	$0.62	$2.01	$1.27
Adjusted net income per diluted share	$0.70	$0.80	$2.71	$1.68
Weighted average diluted shares	37,417	36,494	37,285	36,095
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total Revenues	$194,439	$165,227	$567,632	$485,742

Revenue growth	18%	4%	17%	—%
Revenue growth on a constant currency basis	17%	3%	15%	1%

E-commerce revenues	$121,707	$102,816	$360,822	$300,716
Revenue growth: E-commerce	18%	7%	20%	3%
Revenue growth: E-commerce on a constant currency basis	18%	6%	18%	3%

Enterprise revenues	$72,732	$62,411	$206,810	$185,026
Revenue growth: Enterprise	17%	(1)%	12%	(4)%
Revenue growth: Enterprise on a constant currency basis	15%	(1)%	9%	(4)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$54,642	$63,882	$161,858	$100,225
Capital expenditures	(5,830)	(6,311)	(21,167)	(20,277)
Content acquisition	(4,494)	(530)	(7,890)	(2,107)
Payments associated with long-term incentives related to acquisitions	—	—	—	7,759
Free cash flow	$44,318	$57,041	$132,801	$85,600

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19

Subscribers (end of period, in thousands) (1)	336	321	306	281	255	223	209	194
Subscriber revenue (in millions) (2)	$81.5	$78.1	$76.5	$71.1	$67.6	$62.7	$63.9	$60.5

Average revenue per customer (last twelve months) (3)	$361	$356	$342	$333	$328	$326	$329	$330
Paid downloads (in millions) (4)	44.3	44.9	45.8	45.8	43.4	44.0	46.8	47.7
Revenue per download (5)	$4.20	$4.17	$3.96	$3.91	$3.79	$3.61	$3.42	$3.44
Content in our collection (end of period, in millions): (6)
Images	390	380	370	360	350	340	330	314
Footage clips	23	22	21	21	20	19	18	17

Revenue by Sales Channel and Billings(8)

	Three Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
	(in millions)
E-commerce revenue	$121.7	$120.7	$118.4	$111.8	$102.8	$98.2	$99.7	$100.9
Enterprise revenue	72.7	69.2	64.9	69.1	62.4	61.1	61.5	65.5
Total revenue	$194.4	$189.9	$183.3	$180.9	$165.2	$159.2	$161.3	$166.4

Change in total deferred revenue(7)	$0.7	$8.3	$3.8	$5.2	$6.4	$(0.7)	$(3.0)	$4.4
Total billings	$195.1	$198.2	$187.1	$186.1	$171.7	$158.6	$158.2	$170.8

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(1)Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period excluding customers from our acquisitions of TurboSquid and PicMonkey.
(2)Subscriber revenue is defined as the revenue generated from subscribers during the period excluding revenues from our acquisitions of TurboSquid and PicMonkey.
(3)Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers, excluding revenues from our recent acquisitions of TurboSquid and PicMonkey. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period, excluding customers from our recent acquisitions of TurboSquid and PicMonkey.
(4)Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6)Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.
(7)Change in total deferred revenue excludes deferred revenue acquired through business combinations.
(8)Certain amounts in the table may not foot due to rounding.